Exhibit 4.4

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AG MORTGAGE INVESTMENT TRUST, INC.
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
Second Supplemental Indenture
Dated as of May 15, 2024
to the Indenture
Dated as of January 26, 2024
9.500% Senior Notes due 2029
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TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Scope of Supplemental Indenture	4
Section 1.02	Definitions	4

ARTICLE 2

THE SECURITIES

Section 2.01	Title and Terms; Payments	7
Section 2.02	Forms	8
Section 2.03	Transfer and Exchange	9
Section 2.04	Payments on the Securities	12

ARTICLE 3

REDEMPTION OF SECURITIES

Section 3.01	Optional Redemption of the Securities	13
Section 3.02	Notice of Optional Redemption; Selection of Securities	14
Section 3.03	Payment of Securities Called for Redemption by the Company	15
Section 3.04	No Sinking Fund	15

ARTICLE 4

REPURCHASE OF SECURITIES

Section 4.01	Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event	15
Section 4.02	Securities Purchased in Whole or in Part	17
Section 4.03	Covenant to Comply with Applicable Laws upon Purchase of Securities	17
Section 4.04	Repayment to the Company	17

ARTICLE 5

i

EXHIBIT
Exhibit A Form of Security
ii

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 15, 2024, between AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation (herein called the "Company"), having its principal office at 245 Park Avenue 26th Floor, New York, New York 10167, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, having a corporate trust office at 100 Wall Street, New York, NY 10005, as Trustee (herein called the "Trustee", as trustee under the Indenture dated as of January 26, 2024, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).
RECITALS OF THE COMPANY
WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Debt Securities (as defined in the Base Indenture), in an unlimited aggregate principal amount, to be issued in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;
WHEREAS, Section 12.01(f) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Debt Securities of any series as contemplated by Articles II and III of the Base Indenture;
WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 9.500% Senior Notes due 2029 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and
WHEREAS, all requirements necessary to make (i) this Supplemental Indenture a valid and binding instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects, and the Company has requested that the Trustee execute and deliver this Supplemental Indenture.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01    Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.
Section 1.02    Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(i)    the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and
(ii)    all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.
“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.
“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indentures, respectively.
“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or the location of the corporate trust office of the Trustee are authorized or required by law, regulation or executive order to close.
“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests; (b) occupation of a majority of the seats (other than vacant seats) on our board of directors by Persons who were neither (i) nominated by our board of directors nor (ii) appointed by our board of directors; or (c) the acquisition of direct or indirect Control of us by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date of the closing of the offering of the Securities) not in Control of the Company on the date of the closing of the offering of the Securities; provided that, no Change of Control shall be deemed to occur pursuant to a transaction in which the holders of our Equity Interests immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate Ordinary Voting Power of the issued and outstanding Equity Interests of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction.
“Change of Control Repurchase Event” means the occurrence of a Change of Control.
“Close of Business” means 5:00 p.m., New York City time.
“Commission” means the Securities and Exchange Commission.
“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 11.01 of the Base Indenture, shall include its successors and assigns.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the avoidance of doubt, neither the Manager nor TPG Inc. should be deemed to be in Control of the Company on the Issue Date.
“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.
“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depositary or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Securities as specified therein.
“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.
“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.
“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2024.
“Issue Date” means, with respect to the Securities, May 15, 2024.
“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, May 15, 2029.
“Ordinary Voting Power” means, with respect to any Person, the power to elect the directors (or functional equivalent) of such Person.
“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Company to pay the principal amount of and interest on, any Securities on behalf of the Company.
“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.
“Prospectus” means, collectively, the base prospectus of the Company dated April 9, 2024, included in the Company’s Registration Statement on Form S-3 (File No. 333-278243), and the prospectus supplement of the Company, dated May 8, 2024 and relating to the offering and sale of the Securities.
“Redemption Date” has the meaning specified in Section 3.01 hereof.
“Regular Record Date” means, with respect to any Interest Payment Date, February 1 (whether or not a Business Day), May 1 (whether or not a Business Day), August 1 (whether or not a Business Day) or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.
“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“U.S.” or “United States” means the United States of America.
ARTICLE 2

THE SECURITIES
Section 2.01    Title and Terms; Payments.
(a)    Establishment; Designation. Pursuant to Section 3.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “9.500% Senior Notes due 2029.”
(b)    Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities to be authenticated and delivered on the date hereof is limited to $65,000,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 3.03 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, or purchase of Securities pursuant to Sections 3.04, 3.05 and 3.06 of the Base Indenture and Section 3.03 hereof.
(c)    Further Issues. The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue (and part of the same series) as the Securities initially issued hereunder for U.S. federal income tax purposes. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)    Purchases. The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture
(e)    Denominations. Pursuant to Sections 3.01 and 3.02 of the Base Indenture, the Securities will be issued only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.
Section 2.02    Forms.
(a)    In General. Pursuant to Article II of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
Notwithstanding Section 3.05 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Assignment and Transfer.
Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.
The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.
(b)    Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.
So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)    Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.
Only the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Persons designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
Section 2.03    Transfer and Exchange.
(a)    In General. Notwithstanding anything to the contrary in Article III of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Security Registrar.
At such time as all interests in a Global Security have been purchased, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
(b)    Global Securities. Notwithstanding anything to the contrary in Section 3.05 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(c)    Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 3.07 of the Base Indenture) on such Security at the Maturity Date, in connection with a Change of Control Repurchase Event, and for all other purposes whatsoever, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Notwithstanding anything to the contrary in Section 3.05 of the Base Indenture:
(1)    Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.
(2)    If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Depositary, who shall in turn notify the Security Registrar.
(3)    If the Company notifies the Depositary and Trustee that the Securities shall no longer be represented by a Global Security and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) consent to an exchange of Global Securities for Physical Securities, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities.
In the case of an exchange for Physical Securities under clause (1) above:

(A)    each Global Security will be deemed surrendered to the Trustee for cancellation;
(B)    the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and
(C)    the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.
In the case of an exchange for Physical Securities under clause (2) above:
(A)    the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depositary;
(B)    the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in the name specified by the Depositary having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and
(C)    the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.
In the case of an exchange for Physical Securities under clause (3) above:
(A)    the Company shall deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;
(B)    the Company, in accordance with Section 3.03 of the Base Indenture, shall promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and
(C)    the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.
In each of the cases described in clauses (1), (2) and (3) above, the Company, the Security Registrar and the Trustee may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and the Company may issue Physical Securities registered in the names and amounts so provided by the Depositary.
(d)    Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 3.05 of the Base Indenture.
Section 2.04    Payments on the Securities.
(a)    In General. Each Security will accrue cash interest at a rate equal to 9.500% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earliest of the Maturity Date and subject to the provisions of Article 4 hereof, any Repurchase Price Payment Date for such Security. Interest on any Security will be payable quarterly in arrears on each Interest Payment Date, beginning August 15, 2024, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 3.10 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30- day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $25.00 in cash for each

$25.00 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.
Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Redemption Date or Repurchase Price Payment Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.
(b)    Method of Payment.  The Company will pay the principal of certificated Notes at the office or agency designated by the Company. The Company has initially designated a corporate trust office of the Trustee as its Paying Agent and Security Registrar as a place where Notes may be presented for payment for or registration of transfer. Interest on any Physical Security will be payable by the Company (i) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Security and (ii) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date and subject to the completion of the Company’s “know your customer” procedures, by wire transfer in immediately available funds to that Holder’s account within the United States, which application will remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.
The Company shall pay the principal of, interest on, the Repurchase Price for, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.
(c)    Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for on the applicable Interest Payment Date, in accordance with Section 3.07 of the Base Indenture.
ARTICLE 3

REDEMPTION OF SECURITIES
Solely for the purpose of the Securities, Article Eleven of the Base Indenture shall be deleted and shall be replaced in the entirety by this Article 3. Any reference in the Base Indenture to Article Eleven shall, with respect to the Securities, be deemed to be a reference to Article 3 of this Supplemental Indenture, and reference in the Base Indenture to Sections 4.03, 4.04, 4.05 and 4.06 shall, with respect to the Securities, be deemed replaced with references to Section 3.02, Section 3.02, Section 3.03 and Section 3.02, respectively, in this Supplemental Indenture.
Section 3.01    Optional Redemption of the Securities.

(a)    On or after May 15, 2026, the Company may redeem for cash all or any portion of the Securities, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (the “Redemption Price”). Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date. The Company is required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date (the “Redemption Date”) to each holder at its address appearing in the securities register maintained by the Trustee.
Section 3.02    Notice of Optional Redemption; Selection of Securities.
(a)    In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.02, it shall fix a date for redemption and it or, at its written request received by the Trustee and the Paying Agent not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Paying Agent) to the date the notice of redemption is to be delivered accompanied by an Officers’ Certificate, the Trustee in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such redemption not fewer than 30 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder of Securities so to be redeemed in whole or in part at its last address as the same appears on the Security Register, setting forth the information to be stated in such notice as provided in Section 1104 of the Base Indenture. If fewer than all the Securities are to be redeemed, the notice of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any). In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.
(b)    Whenever any Securities are to be redeemed, the Company shall give the Trustee and the Paying Agent written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Securities to be redeemed, not fewer than 15 calendar days prior to the Redemption Date.
(c)    On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price, together with accrued interest to the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price; provided, however, that neither the Trustee nor the

Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed to with the Company in writing.
(d)    In the event the Company elects to redeem less than all of the Securities, the particular Securities to be redeemed will be selected by the Trustee in accordance with policies and procedures of The Depository Trust Company.
Section 3.03    Payment of Securities Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the Redemption Date at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of the amounts owing on the Securities upon such redemption, interest on the Securities or portion of Securities so called for redemption shall cease to accrue on and after such date and the Securities shall cease to be entitled to any benefit or security under this Supplemental Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof. On presentation and surrender of such Securities, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price.
Section 3.04    No Sinking Fund. Article V of the Base Indenture will not apply to the Securities.
ARTICLE 4

REPURCHASE OF SECURITIES
Section 4.01    Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.
(a)    If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities as described above, the Company will make an offer to each holder of Securities to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s Securities (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the Repurchase Price Payment Date (the “Repurchase Price”).
(b)    Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Securities, with a written copy to the Trustee and the Paying Agent. Such notice shall state:
(i)     a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)    That the Change of Control Offer is being made pursuant to this Article 4;
(iii)    the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and
(iv)    if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Repurchase Price Payment Date.
At the Company’s request accompanied by an Officers’ Certificate, upon at least five (5) Business Days’ notice (or such shorter period as shall be satisfactory to the Trustee), the Trustee shall mail such notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.
(c)     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.
(d)    On the Repurchase Price Payment Date, the Company will, to the extent lawful:
(i)    accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;
(ii)    deposit prior to 10:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Repurchase Price in respect of all Securities or portions of Securities properly tendered; and
(iii)    deliver or cause to be delivered to the Paying Agent the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased.
(e)    Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if (i) the Company or such Successor Party has given written notice of a redemption as provided under Section 3.01(a) prior to the occurrence of the Change of Control Repurchase Event; provided that the Company has not failed to pay the Redemption Price on the Redemption Date or (ii) a third party makes such an offer in respect of the Securities in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer.
(f)    Failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event will constitute an Event of Default.
Section 4.02    Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
Section 4.03    Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 4.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Section 4.03 to be exercised in the time and in the manner specified in Section 4.01.
Section 4.04    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 4.04 exceeds 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the date of repurchase, then, following the Change of Control Repurchase Event payment date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE 5

INFORMATION RIGHTS
Section 5.01    Information Rights. The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall: (1) deliver to the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall deliver to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
The Trustee agrees that any quarterly or annual report or other information, document or other report that the Company files with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee.
Section 5.02    Duty to Review. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee pursuant to Section 5.01 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or any website under the indenture, or participate in any conference calls.
ARTICLE 6

AMENDMENTS
Section 6.01 and 6.02 hereof shall replace Sections 12.01 and 12.02 of the Base Indenture with respect to the Securities only.
Section 6.01    Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)    to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with the Indenture; or
(b)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
(c)    to make any change that does not adversely affect the interests of the Holders of any Securities then outstanding; or
(d)    to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture; or

(e)    to provide collateral security for the Securities; or
(f)    to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture;
(g)    to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or
(h)    to conform the text of the Indenture or the Securities to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of the Indenture or the Securities.
Section 6.02    With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall, without the consent of the Holder of each Security so affected:
(a)    reduce the amount of the Securities whose Holders must consent to an amendment, supplement or waiver; or
(b)    reduce the rate of or extend the time for payment of interest (including default interest) on the Security; or
(c)    reduce the principal of, or premium, if any, on, or change the Maturity Date of, the Securities;
(d)    waive a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);
(e)    make the principal of, or premium, if any, or interest on, the Securities payable in any currency other than that stated in the Notes;
(f)     make any change in Section 8.08 of the Base Indenture, 8.13 of the Base Indenture or this Section 6.02(f) of this Supplemental Indenture; or
(g)    waive a redemption payment with respect to the Securities.

ARTICLE 7

MISCELLANEOUS
Section 7.01    Effect on Successors and Assigns. Notwithstanding Section 1.11 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar and the Paying Agent in this Indenture and the Securities will bind their respective successors.
Section 7.02    Governing Law; Jurisdiction; Waiver of Jury Trial. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).
The Company, the Trustee and, by acceptance of the Securities, each Holder agrees that any suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.
THE COMPANY, THE TRUSTEE AND EACH HOLDER OF THE SECURITIES BY HIS ACCEPTANCE THEREOF HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.03    No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 7.04    Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 7.05    Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 1.11 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 7.06    Calculations. The Company shall be responsible for making all calculations called for under the Securities and this Indenture. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.
Section 7.07    Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 7.08    Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 1.05 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.
Notwithstanding anything to the contrary in Sections 1.05 and 1.06 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company shall, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, and the Security Registrar. Each notice to the Trustee, the Paying Agent, or the Security Registrar shall be sufficiently given if in writing and delivered via a PDF transmission by or mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent or the Security Registrar, as the case may be, to the Company.
Section 7.09    Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities, indemnities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.
Section 7.10    The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.
Section 7.11    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.
AG MORTGAGE INVESTMENT TRUST, INC.
By:    /s/ Anthony Rossiello
    Name: Anthony Rossiello
    Title: Chief Financial Officer

Signature Page to Second Supplemental Indenture

U.S. Bank Trust Company, National Association, as Trustee
By:    /s/ James W. Hall
    Name: James W. Hall
    Title: Vice President

Signature Page to Second Supplemental Indenture

EXHIBIT A
[FORM OF FACE OF SECURITY]
[For Global Securities, include the following legend:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Exh. A-1

No.:    [    ]
CUSIP: 001228709
ISIN:    US0012287092
AG Mortgage Investment Trust, Inc.
9.500% Senior Notes due 2029
AG Mortgage Investment Trust, Inc., a Maryland corporation, promises to pay to [     ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[[     ] [as revised by the Schedule of Increases and Decreases of Global Security attached hereto]1 on May 15, 2029 (the “Maturity Date”).
Interest Payment Dates: Each of February 15, May 15, August 15 and November 15, commencing on August 15, 2024. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Regular Record Dates: February 1, May 1, August 1 and November 1.
Additional provisions of this Security are set forth on the other side of this Security.

1    Include for Global Securities only.
Exh. A-2

IN WITNESS WHEREOF, AG MORTGAGE INVESTMENT TRUST, INC. has caused this instrument to be duly signed.
AG MORTGAGE INVESTMENT TRUST, INC.
By:
Name:
Title:
By:
Name:
Title:

Dated:

Exh. A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Dated:

Exh. A-4

[FORM OF REVERSE OF SECURITY]
AG MORTGAGE INVESTMENT TRUST, INC.
9.500% Senior Notes due 2029
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under a Indenture dated as of January 26, 2024 (herein called the “Base Indenture”), and as further supplemented by the Second Supplemental Indenture, dated as of May 15, 2024 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank Trust Company, National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is subject to redemption at the option of the Company as provided below and does not benefit from a sinking fund.
At any time on or after May 15, 2026, the Company may, in accordance with the provisions of Article 3 of the Supplemental Indenture, redeem the Securities for cash, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date.
If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities pursuant to Article 3 of the Supplemental Indenture prior to the occurrence of the Change of Control Repurchase Event, the Company shall make an offer to each Holder of Securities to repurchase all or any part of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the Repurchase Price Payment Date.
If an Event of Default with respect to the Company shall occur and be continuing, the principal of, and accrued and unpaid interest on, the Securities may be declared to be due and payable in the manner specified in the Indenture.
As provided in and subject to the provisions of the Indenture, the Company shall make all payments in respect of the Repurchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the
Exh. A-5

Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 33% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon or amounts due upon conversion on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Repurchase Price), and interest on this Security at the time, place and rate, and in the coin and currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities are issuable only in registered form without coupons in denominations of $25.00 and integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Exh. A-6

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, NY 10167
Attention: Secretary
Telephone: 212-692-2000

Exh. A-7

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full.

TEN COM - as tenants in common	UNIF GIFT MIN ACT Custodian (Cust)
TEN ENT -as tenants by the entireties	(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.

Exh. A-8

ANNEX A
[Include for Global Security]
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial principal amount of Global Security: $65,000,000

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

Annex A-1

ATTACHMENT 1
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                hereby sell(s), assign(s) and transfer(s) unto
(Please insert social security or Taxpayer Identification Number of assignee) the within Security,
and hereby irrevocably constitutes and appoints       to       transfer the said Security on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the Security, the undersigned confirm(s) that such Security is being transferred:
Dated:

Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

Annex A-2